Exhibit 99.1

Filed by C&D Technologies, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 13e-4

under the Securities Exchange Act of 1934

Subject Company: C&D Technologies, Inc.

Commission File No.: 1-9389

C&D TECHNOLOGIES COMMENCES EXCHANGE OFFER FOR DEBT-TO-EQUITY SWAP

Also Solicits Votes For Voluntary Prepackaged Plan Of Reorganization As Back-Up Alternative

BLUE BELL, Pa., October 20, 2010 - C&D Technologies, Inc. announced today that as part of its restructuring plan it has commenced an offer to exchange all of its outstanding 5.25% Convertible Senior Notes due 2025 and 5.50% Convertible Senior Notes due 2026 (together the “Notes”) for up to 95% of shares of the Company’s common stock (the “Common Stock”). The consummation of the exchange offer is conditioned upon, among other things, at least 95% of the aggregate principal amount of the Notes being tendered and not withdrawn (the “Minimum Tender Condition”) and the holders of Common Stock approving the exchange offer and an amendment to the Company’s certificate of incorporation authorizing an increase in the number of shares of Common Stock (together, the “Shareholder Exchange Consent”). If all of the Notes are exchanged, the participating noteholders will receive their pro rata share of 95% of the issued and outstanding Common Stock of the Company immediately following completion of the exchange offer, and the existing holders of Common Stock will retain 5% of the issued and outstanding Common Stock of the Company, in each case subject to dilution due to securities issued under the Company’s management incentive plans. In connection with the exchange offer, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), a tender offer statement on Schedule TO and related documents and materials.

The exchange offer is an out-of-court method of restructuring the Company’s indebtedness to address imminent debt repayment obligations and liquidity issues. If the exchange offer is unsuccessful, as a result of a failure to satisfy the Minimum Tender Condition or otherwise, the Company will be unable to repay its current indebtedness from cash on hand or other assets. Therefore, the Company is simultaneously soliciting holders of the Notes and the existing holders of Common Stock to approve a prepackaged plan of reorganization as an alternative to the exchange offer. If the restructuring is accomplished through the prepackaged plan of reorganization, 100% of the Notes, plus all accrued and unpaid interest, will be cancelled, and holders of Notes will receive their pro rata share of either (i) 95% of the common stock of the Company issued under the prepackaged plan (the “New Common Stock”), if the Shareholder Exchange Consent is obtained or (ii) 97.5% of the New Common Stock, subject to dilution by any issuance made pursuant to certain shareholder warrants to purchase 5.0% of the Common Stock (the “Shareholder Warrants”), if the Shareholder Exchange Consent is not obtained.

If the restructuring is accomplished through the prepackaged plan of reorganization, 100% of the Common Stock will be cancelled, and holders of Common Stock will receive their pro rata share of either (i) 5% of the New Common Stock, if the Company’s stockholders approve the Shareholder Exchange Consent or (ii) (x) 2.5% of the New Common Stock and (y) Shareholder Warrants, if the Company’s stockholders do not approve the Shareholder Exchange Consent.

Pursuant and subject to the terms of a restructuring support agreement that the Company entered into with two entities that currently hold approximately 62% of the Notes, such entities agreed to tender their Notes in the exchange offer and vote to accept the prepackaged plan of reorganization.

The Exchange Offer

Pursuant and subject to the terms of the exchange offer, in exchange for each $1,000 of principal amount of Notes validly tendered (and not validly withdrawn) and accepted by us (subject to the conditions set forth in the Registration Statement), holders of Notes will receive up to approximately 3,961.252 shares of our Common Stock (as adjusted for the amount of accrued and unpaid interest on such Notes as of the date of the consummation of the exchange offer) upon consummation of the exchange offer.

The exchange offer is scheduled to expire at 11:59 p.m., prevailing Eastern Time, on the later of November 18, 2010, and ten business days following the effective date of the Registration Statement unless extended by the Company. Tendered Notes may be validly withdrawn at any time prior to the expiration time.

The Registration Statement has not yet become effective and the Notes may not be exchanged nor may offers to exchange be accepted prior to the time the Registration Statement becomes effective. This news release shall not constitute an offer to exchange, or the solicitation of an offer to exchange, nor shall there be any exchange of such securities in any state in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Holders of Notes are strongly advised to read the Registration Statement, tender offer statement, and other related documents because these documents contain important information

The Prepackaged Plan of Reorganization

If the Minimum Tender Condition is not satisfied or if the Shareholder Exchange Consent is not obtained, but a sufficient number of holders of Notes and holders of a requisite principal amount of Notes vote to accept the prepackaged plan of reorganization, then the Company will pursue an in-court restructuring. If confirmed, the prepackaged plan of reorganization would have principally the same effect as if 100% of the holders of Notes had tendered their notes in the exchange offer. To confirm the prepackaged plan of reorganization without invoking the “cram-down” provisions of the Bankruptcy Code, holders of Notes representing at least two-thirds in amount and more than 1/2 in number of those who vote and holders of at least 2/3 in number of outstanding Common Stock who vote must vote to accept the plan.

Other Matters

The Company does not anticipate any interruption in its operations during the restructuring regardless of whether the Company conducts the restructuring pursuant to the exchange offer or the prepackaged plan. The Company expects to move quickly through the reorganization process with the same commitment to quality, consistency and customer service that has been its hallmark for more than 100 years.

Under the proposed restructuring plan, the Company will continue to manufacture its products and service its customers in the normal course. All vendors and suppliers will continue to be paid in full under normal terms. The proposed prepackaged plan of reorganization provides for all creditor classes (other than the Notes), including general unsecured creditors, to be “unimpaired” – i.e., to be paid in full for all valid, outstanding claims upon consummation of the prepackaged plan of reorganization to the extent they have not been paid previously. Implementation of the transactions contemplated by the restructuring plan are dependent on a number of factors and approvals, however, and there can be no assurance that the treatment of creditors outlined above will not change significantly.

For Additional Information

Epiq Bankruptcy Solutions, LLC (“Epiq”) is serving as exchange agent and information agent for the exchange offer and as tabulation agent for the solicitation of the prepackaged bankruptcy plan.

Holders of Notes with questions regarding the tender and exchange process or voting on the prepackaged plan of reorganization should contact Epiq at (646) 282-2400 or at (866) 734-9393 (toll free).

Macquarie Capital (USA) Inc. is acting as the dealer-manager for the exchange offer and the financial advisor to the Company for purposes of the restructuring.

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS), as well as emerging markets such as solar power. C&D Technologies’ engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies’ unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, Pennsylvania. For more information about C&D Technologies, visit http://www.cdtechno.com.

Forward-looking Statements:

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010, updated to reflect certain subsequent events as detailed in the Current Report on Form 8-K, filed on October 20, 2010, which should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2010, including the risk factors contained therein. We caution you not to place undue reliance on these forward-looking statements. Further, factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the following: the Company’s inability to consummate the exchange offer or voluntary prepackaged plan of reorganization.